Exhibit 10.3


                                ESCROW AGREEMENT

                                 August 17, 2001


Fischbein Badillo Wagner Harding
909 Third Avenue, 18th Floor
New York, New York 10022
Attention:  Joseph D. Alperin, Esq.

Ladies and Gentlemen:

     Reference is hereby made to that certain Secured Promissory Note, dated today and in the aggregated principal amount of $910,000 (the "Note"), issued by Educational Video Conferencing, Inc. ("EVCI" or the "Pledgor") in favor of Seneca Capital International, Ltd. ("Seneca Int'l"), Seneca Capital , L.P. ("Seneca"), Merced Partners Limited Partnership ("Merced"), Lakeshore International, Ltd. ("Lakeshore") and Amaranth Trading LLC ("Amaranth") (collectively, the "Pledgee"), pursuant to which, upon the terms and subject to the conditions set forth therein, EVCI has agreed to deposit the Pledged Shares into escrow to secure payment of the amount due under the Note. Pursuant to the letter agreement among EVCI and the Pledgee, dated today (the "Agreement") EVCI has agreed to deposit the Note into escrow. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Note.

     By execution of this Agreement, each of Amaranth, Seneca Int'l, Seneca, Merced and Lakeshore confirm the appointment of Amaranth as its exclusive agent for the collection of the Note and the enforcement of all of their rights under the Note and under this Escrow Agreement, as Amaranth deems appropriate, in its sole discretion, including but not limited to, the collection from EVCI of the

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total amount due under the Note and the distribution to each of them of their pro rata share of such amount, and each hereby authorizes the Escrow Agent to accept instructions from Amaranth as if such instructions where given by each of them.

     In accordance with the terms and subject to the conditions specified in this Escrow Agreement, Fischbein Badillo Wagner Harding, in its capacity as escrow agent (the "Escrow Agent"), is hereby authorized and directed to accept the delivery of and to hold in escrow the Note and the Pledged Shares, in each case in accordance with the following:

     1. The Escrow Agent shall deliver the Note to Amaranth promptly after October 10, 2001 provided Escrow Agent has not received an affidavit of EVCI stating that the Agreement is null and void pursuant to paragraph 4 of the Agreement and that a copy of such affidavit has been given to Amaranth in accordance with this Agreement. If Escrow Agent receives such an affidavit by the close of business on October 10, 2001, it shall cancel and deliver the Note to EVCI promptly. If either Amaranth or EVCI objects to delivery of the Note to the other by written notice to Escrow Agent, Escrow Agent shall continue to hold the Note in escrow in accordance with Section 8 hereof.

     2. The Escrow Agent shall, as promptly as practicable, notify Amaranth of its receipt from EVCI of the Pledged Shares. EVCI hereby agrees to deliver to the Escrow Agent, to be held in escrow hereunder, all cash, securities and other property at any time and from time to time received, receivable or otherwise distributed to any person in respect of or in exchange for any or all of the Pledged Shares. Upon satisfaction of the Note, EVCI shall be entitled to prompt return of all of the Pledged Shares, to or at the direction of EVCI, which have not been used or applied toward satisfaction of the Note.

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     3. In the event EVCI fails to pay the total amount owed under the Note when due, whether on maturity or as a result of acceleration by the Payee:

          (a) Pledgee may deliver to the Escrow Agent an affidavit of Pledgee demanding delivery of the Pledged Shares to Pledgee. Thereafter, the Escrow Agent shall promptly furnish to EVCI a copy of such affidavit. Unless the Escrow Agent receives from EVCI an affidavit of the President or Chief Financial Officer of EVCI unequivocally refuting Pledgee's affidavit within five (5) business days of providing a copy of Pledgee's affidavit to EVCI, the Escrow Agent shall immediately deliver the Pledged Shares to Pledgee.

          (b) Thereafter, Pledgee may exercise in respect of the Pledged Shares, in addition to other rights and remedies provided for in the Note or otherwise available to Pledgee, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time.

          (c) If the Escrow Agent shall have timely received the affidavit from the Pledgor described in Section 1(a) hereof, the Escrow Agent shall continue to hold the Pledged Shares until otherwise authorized and directed to distribute the Pledged Shares (i) pursuant to a joint written instruction received by it and signed by EVCI and the Pledgee or (ii) pursuant to a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction ("Court Order") which is received by the Escrow Agent and which Court Order is accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

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          (d) Pledgee hereby agrees that EVCI may, at its option, deliver to
Pledgee a letter of credit in favor of the Pledgee, in form and substance reasonably acceptable to the Pledgee, as substitute collateral security for the payment of the Note, in which event the Pledgee agrees that it will cooperate with EVCI to deliver joint instructions to the Escrow Agent to the effect that the Pledged Shares shall no longer constitute collateral under the Note, the security interest therein shall be released and the Pledged Shares shall be released from escrow and delivered by the Escrow Agent to EVCI.

          (e) Pledgee agrees that it will consider requests, other than that described in Section 1(d) hereof, that may be made by EVCI from time to time for substitution of collateral hereunder, and EVCI acknowledges that Pledgee is under no obligation to grant such requests.

     4. The Escrow Agent shall be entitled to rely upon, and shall be fully protected from, all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. Reference below to the Pledged Shares be deemed to include the Note, unless the context requires otherwise.

     5. The duties of the Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. The Escrow Agent shall neither be responsible for or under, nor chargeable with any knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith

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and shall be required to act in respect of the Pledged Shares only as provided in this Escrow Agreement. This Escrow Agreement sets forth all the obligations of the Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of the Escrow Agent shall be implied from the terms hereof or any other agreement or instrument. The Escrow Agent shall incur no liability in connection with the discharge of its obligations hereunder or otherwise in connection therewith, except such liability as may arise from the gross negligence or willful misconduct of the Escrow Agent.

     6. The Escrow Agent may consult with counsel of its choice, which may include attorneys in the firm of Fischbein Badillo Wagner Harding, and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of such counsel.

     7. The Escrow Agent shall not be bound by any modification, cancellation or rescission of this Escrow Agreement unless such modification, cancellation or rescission is in writing and signed by the Escrow Agent.

     8. The Escrow Agent is acting as a stakeholder only with respect to the Pledged Shares. If any dispute arises as to whether the Escrow Agent is obligated to deliver the Pledged Shares or as to whom the Pledged Shares are to be delivered or the amount or timing thereof, the Escrow Agent shall not be required to make any delivery, but in such event the Escrow Agent may hold the Pledged Shares until receipt by the Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Pledged Shares, directing the disposition of the Pledged Shares, or in the absence of such authorization, the Escrow Agent may hold the Pledged Shares until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Pledged Shares. The Escrow Agent may require, as a condition to the disposition of the Pledged Shares pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to the Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced, within 30 days after receipt by the Escrow Agent of notice of any such dispute and diligently continued, or if the Escrow Agent is uncertain as to which party or parties are entitled to the Pledged Shares, the Escrow Agent may either (i) hold the Pledged Shares until receipt of (x) such written instructions and indemnification or (y) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Pledged Shares; or
(ii) deposit the Pledged Shares in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, the Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

     9. EVCI agrees to reimburse the Escrow Agent on demand for, and to indemnify and hold harmless the Escrow Agent from, against and with respect to, any and all loss, liability, damage, claim or expense (including, without limitation, attorneys' fees and costs) that the Escrow Agent may suffer or incur in connection with agreeing to this Escrow Agreement and the performance of its obligations hereunder or otherwise in connection therewith, except to the extent such loss, liability, damage, claim or expense arises from the gross negligence or willful misconduct of the Escrow Agent. Without in any way limiting the foregoing, the Escrow Agent shall be reimbursed for the cost of all legal fees and costs incurred by it in acting as the Escrow Agent hereunder (which may include fees and costs of legal services provided by attorneys in the firm of Fischbein Badillo Wagner Harding), based

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on the normal hourly rates in effect at the time services are rendered. The
Escrow Agent shall have the right at any time and from time from time to charge, and reimburse itself from, the Pledged Shares for all amounts to which it is entitled pursuant to this Escrow Agreement.

     10. The Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Pledged Shares to either (i) any successor escrow agent designated in writing by all the parties hereto (other than the Escrow Agent), or (ii) any court having competent jurisdiction. Upon its resignation and delivery of the Pledged Shares as set forth in this paragraph 10, the Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Escrow Agreement.

     11. If the Escrow Agent requires any further instruments or instructions to effectuate this Escrow Agreement or obligations in respect hereof, the necessary parties hereto shall join in furnishing the same.

     12. The Escrow Agent shall have the right to represent EVCI in any dispute between the parties hereto with respect to the Pledged Shares or otherwise.

     13. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing contained herein, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Escrow Agreement or the escrow contemplated hereby.

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     14. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand (which shall include delivery by Federal Express or similar service) or upon receipt or two days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to EVCI, to:

                      Educational Video Conferencing, Inc.
                      35 East Grassy Sprain Road
                      Yonkers, New York 10710
                      Attention: Dr. Arol I. Buntzman, Chairman
                      (914) 787-3500
                      (914) 395-3498 (Fax)
                  (b) if to the Pledgee, to:

                      Amaranth Trading LLC
                      Two American Lane
                      Greenwich, Connecticut 06836-2571
                      Attention:  Michael S. Katz, Esq.
                      (203) 862-8000
                      (203) 861-3210 (Fax)

                  (c) if to the Escrow Agent, to:

                      Fischbein Badillo Wagner Harding
                      909 Third Avenue, 18th Floor
                      New York, New York 10022
                      Attention:  Joseph D. Alperin, Esq.
                      (212) 453-3708
                      (212) 644-3601 (Fax)

     15. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law doctrine of such state. All actions against the Escrow Agent arising under or relating to this Agreement shall be brought against the Escrow Agent exclusively in the appropriate court in the County of New York, State of New York. Each of the parties hereto agrees to submit to personal jurisdiction

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and to waive any objection as to venue in the County of New York, State of New
York. Service of process on any party hereto in any action arising out of or relating to this Escrow Agreement shall be effective if mailed to such party as set forth in the immediately preceding paragraph.

     16. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ESCROW AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ESCROW AGENT ENTERING INTO THIS ESCROW AGREEMENT.

     17. This Escrow Agreement may be executed in counterparts, each of which shall constitute an integral original part of one and the same original instrument.

     18. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto taken within context may require.

     19. The rights of the Escrow Agent contained herein, including, without limitation, the right to indemnification, shall survive the resignation of the Escrow Agent and the termination of the escrow contemplated hereunder.

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     If the foregoing correctly sets forth the understanding between EVCI and the Pledgee, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.


                                        Very truly yours,


                                        EDUCATIONAL VIDEO CONFERENCING, INC.


                                        By:  /s/ Dr. Arol I. Buntzman
                                             -------------------------------
                                             Name:  Dr. Arol I. Buntzman
                                             Title: Chairman and CEO
AMARANTH TRADING LLC

By:  Amaranth Advisors, LLC
     (Managing Member)


     By:  /s/ Micholas M. Maounis
        ------------------------------
         Name:  Nicholas M. Maounis
         Title:    Managing Member

SENECA CAPITAL INTERNATIONAL, LTD.


By: /s/ Michael Rosenthal
   -----------------------------------
     Name:  Michael Rosenthal
     Title: Partner

SENECA CAPITAL, L.P.


By: /s/ Michael Rosenthal
   -----------------------------------
     Name:  Michael Rosenthal
     Title: Partner

MERCED PARTNERS LIMITED PARTNERSHIP

By:  Global Capital Management, Inc.,
     General Partner


     By: /s/ Julie K. Braun
        ------------------------------
         Name:  Julie K. Braun
         Title: Vice President

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LAKESHORE INTERNATIONAL, LTD.

By:  Hunter Capital Management, L.L.C.,
     Investment Manager

By:  Global Capital Management, Inc.
     Member


     By:  /s/ Julie K. Braun
        -----------------------------
         Name:  Julie K. Braun
         Title: Vice President


ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN:


FISCHBEIN BADILLO WAGNER HARDING


 By:   /s/ Joseph D. Alperin
      -------------------------------
      Joseph D. Alperin
      Partner


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